As filed with the Securities and Exchange Commission on June 16, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
 Form S-3
Registration Statement Under the Securities Act of 1933
_____________________
Rayonier Advanced Materials Inc.
(Exact Name of Registrant as Specified in its Charter)

State of Delaware	46-4559529
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

1301 Riverplace Boulevard, Suite 2300
Jacksonville, FL 32207
Telephone Number: (904) 357-4600
(Address and telephone number of principal executive offices)

Michael R. Herman
Senior Vice President, General Counsel and Corporate Secretary
1301 Riverplace Boulevard, Suite 2300
Jacksonville, FL 32207
Telephone Number: (904) 357-4600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________
Copies to:
Christopher A. Van Tuyl
Sacks Tierney P.A.
4250 N. Drinkwater Blvd., Fourth Floor
Scottsdale, AZ 85251
(480) 425-2600 (Telephone)
(480) 970-4610 (Facsimile)
_____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
_____________________
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12-b2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

Calculation of Registration Fee

Title of each class to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $0.01 per share	196,478	(1)(2)	$12.99	(3)	$2,552,249	(3)	$257.01	(3)(4)
(1)Represents the maximum number of shares of common stock, par value $0.01 per share (“Common Stock”), of Rayonier Advanced Materials Inc. issuable pursuant to the Rayonier Advanced Materials Inc. Incentive Stock Plan (the “Plan”) being registered herein. The registration herein relates to awards of stock options to former employees of Rayonier Inc., the Registrant and their respective subsidiaries who did not become employees of the Registrant, which awards were made pursuant to adjustments to Rayonier Inc. awards made in connection with the separation of the Registrant from Rayonier Inc.
(2)Pursuant to Rule 416 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
(3)Estimated solely for the purposes of determining the amount of the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low sale prices for the shares of the Registrant’s Common Stock as reported on the New York Stock Exchange on June 10, 2016.
(4)The securities registered pursuant to this Registration Statement include only shares of Common Stock previously registered on the Registration Statement on Form S-3ASR (File Number 333-197107) originally filed with the Securities and Exchange Commission on June 30, 2014 (the “Prior Registration Statement”) that have not been issued by the Registrant. All such unissued shares (the “Previously Registered Unissued Shares”) have been included in this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of 257.01 relating to such Previously Registered Unissued Shares, which was previously paid in connection with the Prior Registration Statement, is being applied to the filing fees for such securities registered in this Registration Statement. As a result, no filing fee is due in connection with this filing. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, any Previously Registered Unissued Shares are sold pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Previously Registered Unissued Shares from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Previously Registered Unissued Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form S-3 of Rayonier Advanced Materials Inc. (the “Registrant”) is being filed because the Registrant is no longer a well-known seasoned issuer (as such term is defined in Rule 405 under the Securities Act of 1933, as amended), because the worldwide market value of its outstanding common equity held by non-affiliates was less than $700 million during the 60-day period preceding the most recent determination date and as such, the Registrant may no longer rely on its previous Registration Statement on Form S-3ASR (Registration No. 333-197107) (the “Prior Registration Statement”). Accordingly, the Registrant is filing this Registration Statement on Form S-3 for the purpose of carrying-forward shares registered on the Prior Registration Statement (the "Previously Registered Unissued Shares").

Pursuant to Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell the Previously Registered Unissued Shares under the Prior Registration Statement until the earlier of the effective date of this Registration Statement and December 27, 2017, and the offering of the Previously Registered Unissued Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS

RAYONIER ADVANCED MATERIALS INC. INCENTIVE STOCK PLAN
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The 196,478 shares of common stock, par value $0.01 per share (“Common Stock”), of Rayonier Advanced Materials Inc. (the “Registrant” or the "Company") covered by this prospectus may be acquired by participants in the Rayonier Advanced Materials Inc. Incentive Stock Plan (the “Plan”), upon the exercise of certain options to purchase shares of the Company’s Common Stock (the “awards”), issued pursuant to the Plan. All awards are subject to the terms of the Plan and the applicable award agreement. Any proceeds received by the Company from the exercise of stock options covered by the Plan will be used for general corporate purposes.
The Company’s Common Stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “RYAM.” The closing price of our Common Stock on the NYSE on June 10, 2016 was $12.91 per share.
Investing in our securities involves risks; for more information see “Risk Factors” beginning on page 3 of this prospectus, and the risk factors incorporated herein from time to time by reference to our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q.
________________________________________________________
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 16, 2016.

About Rayonier Advanced Materials Inc.
Rayonier Advanced Materials Inc. is the global leader in the production of cellulose specialties. Cellulose specialties are natural polymers, used as raw materials to manufacture a broad range of consumer-oriented products such as cigarette filters, liquid crystal displays, impact-resistant plastics, thickeners for food products, pharmaceuticals, cosmetics, high-tenacity rayon yarn for tires and industrial hoses, food casings, paints and lacquers. We manufacture products tailored to the precise and demanding chemical and physical specifications required by our customers, achieving industry leading purity and product functionality. Our ability to consistently manufacture technically superior products is the result of our proprietary production processes, intellectual property, technical expertise and knowledge of cellulosic chemistry.
Additionally, we produce commodity products for viscose and absorbent materials applications. Commodity viscose is a raw material required for the manufacture of viscose staple fibers which are used in woven applications such as textiles for clothing and other fabrics, and in non-woven applications such as baby wipes, cosmetic and personal wipes, industrial wipes and mattress ticking. Absorbent materials, typically referred to as fluff fibers, are used as an absorbent medium in products such as disposable baby diapers, feminine hygiene products, incontinence pads, convalescent bed pads, industrial towels and wipes and non-woven fabrics.
Our principal executive offices are located at 1301 Riverplace Boulevard, Suite 2300, Jacksonville, Florida 32207, and our telephone number at that location is (904) 357-4600.
Prior to June 27, 2014, the Company consisted of Rayonier Inc.’s wholly-owned performance fibers segment. On that date, holders of Rayonier Inc. common shares received one share of the Company’s Common Stock for every three Rayonier Inc. common shares held on the record date. This resulted in the separation of the Company from Rayonier Inc. The separation was structured to be tax free to Rayonier Inc. shareholders for U.S. federal income tax purposes and, following the separation, the Company began operating as an independent, publicly traded company.

About This Prospectus
This prospectus is a part of a Registration Statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process.
You should read this prospectus, any prospectus supplement, any documents that we incorporate by reference in this prospectus and/or in any prospectus supplement, and the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any jurisdiction where such offer or sale is not permitted.
You should not assume that the information in this prospectus, any prospectus supplement or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
The Registration Statement containing this prospectus, including exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus. That Registration Statement can be read at the SEC’s website or at the SEC’s office mentioned under the heading “Where You Can Find More Information” below.
Unless the context requires otherwise, references to “Rayonier Advanced Materials,” the “Company,” the "Registrant," “we,” “our,” “ours” and “us” are to Rayonier Advanced Materials Inc. and its subsidiaries, and references to “Rayonier Inc.” refer to our former parent company.

Where You Can Find More Information
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information filed by us are available to the public free of charge on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.RayonierAM.com. You may also read and copy any document we file with the SEC, including the Registration Statement on Form S-3 of which this prospectus forms a part, and the exhibits thereto, at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330.
This prospectus omits some information contained in the Registration Statement of which this prospectus forms a part in accordance with SEC rules and regulations. You should review the information and exhibits in the Registration Statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document for complete information and to evaluate these statements.

Incorporation of Certain Documents by Reference
SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is an important part of this prospectus. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under each of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents, the portions of those documents and the exhibits thereto that are deemed to be furnished and not filed in accordance with SEC rules) until the offering of the securities under the Registration Statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 26, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended March 26, 2016 filed with SEC on May 3, 2016;

•	our Current Reports on Form 8-K filed with the SEC on February 2, 2016, March 14, 2016, March 17, 2016, March 28, 2016, May 2, 2016, and May 25, 2016;

•
the description of Rayonier Advanced Materials Inc.’s Capital Stock contained in our registration statement on Form 10 filed with the SEC on January 29, 2014, as amended by Amendment No. 1 filed on March 31, 2014, Amendment No. 2 filed on April 23, 2014, Amendment No. 3 filed on May 13, 2014 and Amendment No. 4 filed on May 29, 2014, and any amendment or report filed for the purpose of updating that description.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.
We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:
Rayonier Advanced Materials Inc.
1301 Riverplace Boulevard, Suite 2300
Jacksonville, FL 32207
(904) 357-4600
Attention: Investor Relations
Email at InvestorRelations@RayonierAM.com

Note About Forward-Looking Statements
Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The risk factors contained in Item 1A - Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2015 and filed with the SEC on February 26, 2016 (the “Form 10-K”), among others, could cause actual results or events to differ materially from the Company’s historical experience and those expressed in forward-looking statements made in this document.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we have made or may make in our filings and other submissions to the SEC, including those on Forms 10-Q, 10-K, 8-K and other reports.

Risk Factors
An investment in our securities involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” beginning on page 4 of the Form 10-K, which information is incorporated by reference in this prospectus, and the additional risks and other information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein before deciding to invest in our securities. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities. In which case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Note About Forward-Looking Statements” above.
Use of Proceeds
We expect to use any net proceeds from the exercise of stock options issued under the Plan for general corporate purposes including reduction or refinancing of outstanding indebtedness, additions to working capital, capital expenditures and acquisitions. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness. We cannot estimate the amount of any such proceeds at this time.

Plan of Distribution
In connection with the separation of the Company from Rayonier Inc. on June 27, 2014, awards of stock options that were previously made to former employees of Rayonier Inc. and the Company (as of the date of the separation) under Rayonier Inc.’s equity compensation program were converted into adjusted awards based on Rayonier Inc.’s common shares and “new” awards based on the Company’s Common Stock, as described below under “Description of Award Adjustments.” The awards that are based on the Company’s Common Stock were granted by the Company under the Plan, in accordance with the terms of an employee matters agreement that the Company entered into with Rayonier Inc. in connection with the separation, and were made in partial substitution of the stock options that were previously granted under Rayonier Inc.’s equity compensation program. The Registration Statement of which this prospectus forms a part only covers awards that were granted under the Plan to former employees of Rayonier Inc. and its subsidiaries who did not become employees of the Company at the time of the separation, and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such awards. The

Registration Statement of which this prospectus forms a part does not cover any awards that were granted to any individual who, upon completion of the separation, was employed by or was serving on the board of directors of either Rayonier Inc. or the Company, or any other awards that may be granted under the Plan in the future.

Description of Award Adjustments
The employee matters agreement between Rayonier Inc. and the Company establishes, among other things, the mechanics for the conversion and adjustment on the separation date of equity awards granted under Rayonier Inc.’s equity compensation plans into adjusted Rayonier Inc. awards and awards of the Company. In accordance with the employee matters agreement, as of the separation date, each Rayonier Inc. stock option was converted into both an adjusted Rayonier Inc. stock option and a Company stock option, with adjustments made to the exercise prices and number of shares subject to each option in order to preserve the aggregate intrinsic value of the original Rayonier Inc. stock option as measured immediately before and immediately after the separation, subject to rounding. The adjusted Rayonier Inc. stock options and the Company stock options are subject to substantially the same terms, vesting conditions, post-termination exercise rules, and other restrictions that applied to the original Rayonier Inc. stock option immediately before the separation. For purposes of vesting for all awards, continued employment with or service to Rayonier Inc. or the Company, as applicable, will be treated as continued employment with or service to both Rayonier Inc. and the Company.

The mechanics for conversion and adjustment of the equity awards summarized above are more fully described in the employee matters agreement, which is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2014, and incorporated in this prospectus by reference.

Legal Matters
Certain legal matters in connection with the securities offered by this prospectus will be passed upon for us by Michael R. Herman, Senior Vice President, General Counsel and Corporate Secretary of the Company.

Experts
The consolidated financial statements of the Company, for the year ended December 31, 2015, appearing in the Company’s Annual Report on Form 10-K (File No. 001-36285), including the schedule appearing therein, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

Indemnification for Securities Act Liabilities
Our certificate of incorporation and bylaws include provisions that indemnify, to the fullest extent allowable under the Delaware General Corporation Law (“DGCL”), the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Company, or for serving at the Company’s request as a director or officer or another position at another corporation or enterprise, as the case may be. Our certificate of incorporation and bylaws also provide that the Company must indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the DGCL. Our certificate of incorporation expressly authorizes the Company to carry directors’ and officers’ insurance to protect it, its directors, officers and certain employees for some liabilities. We have obtained insurance covering our directors and officers against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations. These policies include coverage for liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Part II
Information Not Required in the Prospectus
Item 14. Other Expenses of Issuance and Distribution
The following table shows the costs and expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates except the SEC registration fee.

Securities and Exchange Commission Registration Fee	$257.01
Legal Fees and Expenses	15,000
Accounting Fees and Expenses	18,500
Printing Fees, Marketing and Expenses	1,000
Total	$34,757.01

Item 15. Indemnification of Directors and Officers
The Registrant is incorporated under the laws of the State of Delaware.
Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:
•for any breach of their duty of loyalty to the corporation or its stockholders;
•for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•under Section 174 of the Delaware General Corporation Law (“DGCL”) relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•for any transaction from which the director derived an improper personal benefit.
The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.
The Registrant’s amended and restated certificate of incorporation and bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Registrant, or for serving at the Registrant’s request as a director or officer or another position at another corporation or enterprise, as the case may be. The Registrant’s amended and restated certificate of incorporation and bylaws provide that the Registrant must indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the DGCL. The Registrant’s amended and restated certificate of incorporation expressly authorizes the Registrant to carry directors’ and officers’ insurance to protect it, its directors, officers and certain employees for some liabilities. We have obtained insurance covering our directors and officers against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations. These policies include coverage for liabilities arising under the Securities Act.

The foregoing is only a general summary of certain aspects of Delaware law and the Registrant’s amended and restated certificate of incorporation and bylaws dealing with indemnification of directors and officers and does not purport to be complete.

Item 16. Exhibits Index

Exhibit Number	Description
2.1
Separation and Distribution Agreement between Rayonier Advanced Materials Inc. and Rayonier Inc., dated as of May 28, 2014 (incorporated by reference to Exhibit 2.1 to Amendment No. 4 to the Registration Statement on Form 10 filed by Rayonier Advanced Materials Inc. with the SEC on May 29, 2014)

3.1
Amended and Restated Certificate of Incorporation of Rayonier Advanced Materials Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 30, 2014)

3.2	Amended and Restated Bylaws of Rayonier Advanced Materials Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 30, 2014)
4.1	Rayonier Advanced Materials Inc. Incentive Stock Plan (incorporated herein by reference to Exhibit 10.1 to the Company's Form 10-Q Report filed on May 1, 2015)
5.1	Opinion and consent of Michael R. Herman, Senior Vice President, General Counsel and Corporate Secretary
10.1
Employee Matters Agreement between Rayonier Advanced Materials Inc. and Rayonier Inc., dated as of June 27, 2014 (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Rayonier Advanced Materials Inc. on June 30, 2014)

23.1	Consent of Ernst & Young LLP
23.2	Consent of Michael R. Herman (set forth in Exhibit 5.1)
24.1	Power of Attorney (included on the signature pages to this Registration Statement)

Item 17. Undertakings
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided , however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)The undersigned also hereby undertakes that:
(1)For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on June 16, 2016.

Rayonier Advanced Materials Inc.
(Registrant)

By:	/s/ Paul G. Boynton
Paul G Boynton Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

Power of Attorney
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Paul G. Boynton and Frank A. Ruperto as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including all pre-effective and post-effective amendments) to this Registration Statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 16, 2016.

Signature	Title

/s/ Paul G. Boynton	Chairman of the Board
Paul G. Boynton	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Frank A. Ruperto	Chief Financial Officer and Senior Vice President, Finance
Frank A. Ruperto	and Strategy (Principal Financial Officer)

/s/ John P. Carr	Chief Accounting Officer and Vice President, Controller
John P. Carr	(Chief Accounting Officer)

/s/ C. David Brown, II	Lead Director
C. David Brown, II

/s/ Charles E. Adair	Director
Charles E. Adair

/s/ DeLyle W. Bloomquist	Director
DeLyle W. Bloomquist

/s/ Mark E. Gaumond	Director
Mark E. Gaumond

/s/ James F. Kirsch	Director
James F. Kirsch

/s/ Lisa M. Palumbo	Director
Lisa M. Palumbo

/s/ Thomas I. Morgan	Director
Thomas I. Morgan

/s/ Ronald Townsend	Director
Ronald Townsend

Exhibits Index

Exhibit Number	Description
2.1
Separation and Distribution Agreement between Rayonier Advanced Materials Inc. and Rayonier Inc., dated as of May 28, 2014 (incorporated by reference to Exhibit 2.1 to Amendment No. 4 to the Registration Statement on Form 10 filed by Rayonier Advanced Materials Inc. with the SEC on May 29, 2014)

3.1
Amended and Restated Certificate of Incorporation of Rayonier Advanced Materials Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 30, 2014)

3.2	Amended and Restated Bylaws of Rayonier Advanced Materials Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 30, 2014)
4.1	Rayonier Advanced Materials Inc. Incentive Stock Plan (incorporated herein by reference to Exhibit 10.1 to the Company's Form 10-Q Report filed on May 1, 2015)
5.1	Opinion and consent of Michael R. Herman, Senior Vice President, General Counsel and Corporate Secretary
10.1
Employee Matters Agreement between Rayonier Advanced Materials Inc. and Rayonier Inc., dated as of June 27, 2014 (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Rayonier Advanced Materials Inc. on June 30, 2014)

23.1	Consent of Ernst & Young LLP
23.2	Consent of Michael R. Herman (set forth in Exhibit 5.1)
24.1	Power of Attorney (included on the signature pages to this Registration Statement)